UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 11, 2011
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-34196	56-2408571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Carillon Point,
Kirkland, WA (Address of principal executive offices)	98033 (Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 11, 2011, Arvind Sodhani informed Clearwire Corporation (the “Company”) of his decision to resign from his position on the Company’s Board of Directors, effective immediately. Mr. Sodhani’s resignation is not due to any disagreements with the Company on any matters relating to the Company’s operations, policies, or practices.
     Mr. Sodhani was originally nominated to his position on the Board by Intel Corporation, pursuant to the terms of the Equityholders’ Agreement (the “Equityholders’ Agreement”) dated November 28, 2008 by and among the Company, Intel, Sprint Nextel Corporation (“Sprint”), Google Inc. (“Google”), Comcast Corporation (“Comcast”), Time Warner Cable Inc. (“Time Warner Cable”), Bright House Networks LLC (“Bright House Networks”), and Eagle River Holdings, LLC. Intel retains the right to nominate one director under the Equityholders’ Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: February 14, 2011	By:	/s/ Broady R. Hodder
Broady R. Hodder
Senior Vice President and General Counsel